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                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated October 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Sheffield Exploration Company, Inc. and Subsidiaries as of June 30, 1995 and 1994 and for each of the three years in the period then ended. We also consent to the reference to our firm under the caption "Experts."

                        /s/ Coopers & Lybrand L.L.P.

Denver, Colorado
May 3, 1996.